Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer & Treasurer

(386) 944-5643

mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST ANNOUNCES NEW $80 MILLION TERM LOAN

DAYTONA BEACH, FL – October 4, 2021 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced that it has successfully executed a new $80.0 million unsecured term loan (the “Term Loan”).  The Term Loan will mature in January 2027 and is subject to a pricing grid over LIBOR, determined by the Company’s leverage ratio.  The Company has fixed LIBOR over the life of the Term Loan.  Based on the Company’s current leverage, the interest rate on the Term Loan will be fixed at an initial rate of 1.83%.  The Term Loan also includes an accordion option that allows the Company to request additional lender commitments up to a total of $200 million.

“We appreciate the continued support of our bank group and we are pleased with the attractive terms of this new loan,” commented Matthew M. Partridge, Senior Vice President, Chief Financial Officer and Treasurer of Alpine Income Property Trust. “This additional capital allows us to pay down our unsecured revolving credit facility, further ladders our future debt maturities, and when combined with the proceeds from our anticipated office property sales, addresses our capital needs for the foreseeable future.”

KeyBank National Association will act as Administrative Agent.  KeyBanc Capital Markets Inc., Regions Capital Markets and U.S. Bank National Association will act as Joint Lead Arrangers and KeyBanc Capital Markets Inc. will act as the Sole Book Runner.  Bank of Montreal, Raymond James Bank and The Huntington National Bank also participated in the Term Loan.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality single tenant net leased properties.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID-19 Pandemic on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally,  other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.